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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.



                           Date of Report May 9, 2000


                         SBA COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

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


                             Florida                                 000-30110                                65-0716501
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

(State or other jurisdiction of incorporation or organization)      Commission File Number      (I.R.S. Employer Identification No.)



     One Town Center Road, Boca Raton, Florida                                                          33486
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     (Address of principal executive offices)                                                         (Zip code)


                                                         (561) 995-7670
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                                       (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation ("SBA") announced significant increases in revenue and EBITDA for the three months ended March 31, 2000 over the same period in 1999.

                  For the three months ended March 31, 2000, revenues increased 122% to $30.4 million from the first quarter of 1999. Site leasing revenue increased to $10.1 million for the quarter, a 96% increase over the first quarter of 1999. Gross profit for the quarter increased 130% to $10.9 million from the first quarter of 1999, due to both higher site leasing and site development gross profit. Site leasing gross profit, or tower cash flow, increased to $6.2 million for the quarter, 125% increase over the first quarter of 1999. Earnings before interest, taxes, depreciation, amortization and non-cash compensation charges (EBITDA) for the quarter was $5.1 million, a 667% increase over the first quarter of 1999.
                  Earnings (loss) per share were $(.27) for the three months ended March 31, 2000 compared to $(1.01) in the year earlier period.

                  "The first quarter of 2000 has been very successful and exciting for us," commented Steven E. Bernstein, Chief Executive Officer. "We continue to have significant and record growth in all aspects of our business including total revenues, tower cash flows and EBITDA. Our backlog of new tower builds, tower acquisitions and services business are at all-time highs. Including the expected results from our recently announced build-to-suit agreement with Telecorp PCS, we are involved in projects for over 1,600 new tower builds for our ownership throughout the nation, consisting of over 700 build-to-suit mandates from wireless carriers and over 900 sites SBA is developing through its strategic siting efforts. With this backlog and our capital resources, which have never been better, we are well positioned for continued growth."

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated May 8, 2000
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                                        SUMMARY HISTORICAL FINANCIAL DATA
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


                                                                                       For the three months ended March 31,
                                                                                     1999                               2000
                                                                                     ----                               ----

         Operating Data:

         Revenue:
             Site development revenue                                               $8,574,687                         $20,341,580
             Site leasing revenue                                                    5,141,614                          10,087,445
                                                                                   ------------                        ------------
         Total revenues                                                             13,716,301                          30,429,025

         Cost of revenues:
             Cost of site development revenue                                        6,623,195                          15,712,237
             Cost of site leasing revenue                                            2,377,506                           3,865,641
                                                                                   ------------                        ------------
         Total cost of revenues                                                      9,000,701                          19,577,878
                                                                                   ------------                        ------------

         Gross Profit                                                                4,715,600                          10,851,147

         Operating expenses:
         Selling, general and administrative                                         4,077,573                           5,974,932
         Depreciation and amortization                                               3,131,301                           6,830,274
                                                                                   ------------                        ------------
         Total operating expenses                                                    7,208,874                          12,805,206
                                                                                   ------------                        ------------

         Operating  loss                                                            (2,493,274)                         (1,954,059)

         Other income (expense):                                                    (5,499,576)                         (7,544,872)
                                                                                   ------------                        ------------

         Loss before income taxes and extraordinary item                            (7,992,850)                         (9,498,931)

         (Provision) benefit for income taxes                                          785,582                            (224,486)
                                                                                   ------------                        ------------

         Net loss before extraordinary item                                         (7,207,268)                         (9,723,417)

         Extraordinary item                                                         (1,149,954)                                  -

         Dividends on preferred stock                                                 (712,500)                                  -
                                                                                   ------------                        ------------

         Net loss to common shareholders                                           ($9,069,722)                        ($9,723,417)
                                                                                   ============                        ============

         Basic and diluted loss per common share                                        ($1.01)                             ($0.27)
                                                                                   ============                        ============

         Weighted average number of shares                                           8,955,922                          35,382,348
                                                                                   ============                        ============

         Other Data:
         Earnings before interest,
            taxes, depreciation, amortization and
            non-cash compensation charges                                             $662,589                          $5,078,915
                                                                                   ============                        ============

         Annualized Tower Cash Flow                                                $11,056,432                         $24,887,216
                                                                                   ============                        ============

                                                                                      As of                                As of
                                                                                    December 31,                         March 31,
                                                                                       1999                                2000
                                                                                   -------------                       ------------
                                                                                                     (IN THOUSANDS)
         Balance Sheet Data:
         Cash and cash equivalents                                                  $    3,131                           $ 111,697
         Total assets                                                               $  429,823                           $ 602,504
         Total debt                                                                 $  318,268                           $ 266,730
         Common shareholders equity                                                 $   48,582                           $ 274,717
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




May 9, 2000                       /s/ Pamela J. Kline
                                  --------------------
                                    Pamela J. Kline
                                    Chief Accounting Officer